Exhibit 10.2

THE COMPANY HAS APPLIED FOR CONFIDENTIAL TREATMENT OF CERTAIN PROVISIONS OF THIS EXHIBIT WITH THE SECURITIES AND EXCHANGE COMMISSION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE BRACKETED AND MARKED WITH ASTERISKS ([**]) AND HAVE BEEN OMITTED. THE OMITTED PORTIONS OF THIS EXHIBIT WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Process Development and cGMP Manufacture of Phase III CTM Auxilium Pharmaceuticals June 28, 2005 Cobra Reference No. O630 or Auxilium Exhibit No. 9

Cobra Biomanufacturing Plc

The Science Park,

Keele,

U.K.

ST5 5SP

Executive Summary

The objective of this program of works is to develop a commercially scaleable fermentation and purification process at the [****] scale, which is reproducible, robust and delivers higher [*********] productivity than the current [***] process [**************]. The activities detailed in this proposal will be conducted with a goal of achieving a productivity [******] purified material from a [*********] strain process; the feasibility of which is based on previous productivities reported by BTC using the [*********] (and replicated by COBRA) and the experience gained by Cobra using the [*********].

Cobra’s primary objective under this contract is to achieve a productivity of a minimum [*************] process from the [***] strain providing Auxilium with a commercially viable process and establishing the opportunity, at Auxilium’s sole discretion, for a long-term commercial relationship with Cobra.

Initially, Cobra would like to reproduce the [**********************] under which BTC reported a productivity which would result in the manufacture of a minimum of [*************] fermentation. The results from this experiment will set the benchmarking for productivities. This work will be done at Cobra’s cost in order to ensure that the productivity goal of a minimum of [*************] batch from the [********] is realistic and achievable.

In an effort to assume some of the risk in this Phase III partnership, Cobra will inform Auxilium at the end of each Stage I, II, and III what productivity may be expected from a [*************] process. If the [********] (or an otherwise mutually agreed upon [****] productivities resulting from the benchmark work using the [***********]) has not been met, then Cobra may suggest moving forward with the achieved productivities in order to supply the [****] material required for Auxilium’s initial Phase III trials according to the established project timeline. Auxilium will have the right to terminate the program at the completion of each Stage if the objective or the timeline has not been met. In order to meet Auxillium’s timescales for supply and still deliver an optimized fermentation process capable of achieving the [*******] or an otherwise mutually agreed upon productivity, Cobra will commit to an additional 3-month process development program free of charge.

In order to produce cGMP clinical material for Phase III trials, a reproducible and robust process will need to be established. All experiments will be complemented with comprehensive analysis in order to obtain a better understanding of the way the fermentation properties affect the quantity of the [*************] expressed, the level of contaminants and the stability of the [************] during the purification process. The process will be scaled up from the [**] scale to the [****] scale, focusing on reproducibility and robustness. Finally, an engineering run will be performed under cGMP in order to test the process and make any necessary modifications prior to any additional cGMP manufacture(s) and ultimately validation of the process.

Confidential Document	2	June 28, 2005

Stage I

•	Fermenter evaluation for [*****************] component media for benchmarking and comparative purposes (FOC)

•	Assess optimal media from [**] fermentations previously performed under [*************]

•	Investigate the fermentation strategy [(*************)]

•	Establish a robustness & reproducible fermentation process

Price = [$**********]

Stage II

•	DSP process development

Price = [$*********]

Stage III

•	Scale up fermentation process from Stage I to [****] scale

•	Including the inoculum preparation

•	Scale up of DSP to [****] scale

Price = [$*********]

Stage IV

•	cGMP Engineering Run of 1 Batch at [****] Scale

Price = [$*********]

Stage V

•	cGMP Manufacture of 2 Batches at [****] Scale

Price = [$********]

Total Price = $3,315,000 (excluding consumables)

Confidential Document	3	June 28, 2005

Quotation O630

Stage I - Process Development Fermentation

The majority of this work will be done on material from [**] fermentations. Where more [***********] is required, a [***] run will be implemented specially to address the issue.

Work to be Completed:

•	Fermenter evaluation for [*************] media for benchmarking and comparative purposes (FOC)

•	Screen various [****************] in shake flasks aiming to achieve [************************]

•	Assess fermentation strategies [(*************)] in [**] fermenters using newly identified [********] sources if appropriate

•	Detailed analysis of fermentation samples [(*************)]

•	Estimation of [*************] and contaminant quantities

•	Set up a stability to evaluate [*************] degradation of [************************]

•	Determine harvest window

•	Select best fermentation medium and strategy based on [*************], levels of contaminants and [***********] stability [(*************)]

•	Generate material for purification studies by the [**********] (this will be completed [***********])

•	Technical report on all completed work, data, data analysis, conclusions and recommendations.

Key Deliverable: The deliverable for Stage I is a volumetric fermentation titre of [*************] fermentation culture as estimated by [********] by [**********].

Decision Point: If deliverable is met on schedule, then proceed to next stage of proposal. If deliverable is not met on schedule, then Auxilium will review available information and determine whether to proceed to next stage or terminate the project.

Subtotal	[$**********]

Stage II – Process Development Purification

Using material generated in Stage I a [************] where more starting material is required) process run through using the modified purification process will be performed, the aim being to assess the productivity and the purity of the material generated from the new process. Additionally, the product will be characterized to demonstrate that at each

Confidential Document	4	June 28, 2005

stage material recovered is comparable to the reference material supplied by BTC. At the intermediate stage it will be compared [*************] and the bulk drug substance will be compared to the Final Drug Product [*************] reference material supplied by BTC [*************] to ensure they are comparable to the material produced to date with regards to sequence.

Work to be Completed:

Product Characterization and Stability Studies

•	Characterization of the product generated at Cobra in comparison to existing reference material

•	[*********************]

•	[*********************]

•	[*********************]

•	Obtain a full understanding of the product stability during the purification process and an initial evaluation of the stability of the liquid drug substance.

•	Assessment of procedures to inhibit [*************]

•	A structured study of product stability with inhibition of [*************] of the [*************] products

Assessment of Modified Fermentation Process

•	Key hold steps and final product stages will be assessed and compared with that observed for the existing process

•	Technical report on all completed work, data, data analysis, conclusions and recommendations.

Key Deliverable: The deliverable for Stage II is [*****************************************.]

If deliverable is met on schedule, then proceed to next stage of proposal. If deliverable is not met on schedule, then Auxilium will review available information and determine whether to proceed to next stage or terminate the project.

Subtotal	[$**********]

Stage III - Process Scale-up and Intensification [(*************)]

Work to be Completed:

Fermentation

•	Identify efficient and effective inoculation steps to produce a robust reproducible inoculum train

Confidential Document	5	June 28, 2005

•	Assess the reproducibility of the inoculum preparation process [*************]

•	Address issues of handling and preparing large quantities of media [*************]

•	Perform [****] fermentation scale-up run

•	Analysis of fermentation harvest

•	Technical report on all completed work, data, data analysis, conclusions and recommendations.

Purification

•	Removal of all un-scalable operations such as: [*************]

•	Intensification by attempting to process at [*************]

•	Increase throughput to [*************]

•	Increase [*************]

•	Small scale demonstration at [**] and [***] scale of purification process [*************]

•	Generate new SOPs and BMRs documentation for cGMP Engineering Run in Stage IV

•	Critical process parameters and operating ranges will be identified and incorporated into SOPs and BMRs, however they will not be validated at this stage

•	Analysis

•	Technical report

In Stage III, the intensified purification process will be performed at the [*************] scale to demonstrate that product quality and yields are in-line with expectations and to identify any logistical issues ahead of scaling the purification process to the [****] scale. The product generated from this study may be put through full QC clearance and will be made available to Auxilium for in-house studies and possibly pre-clinical use.

Key Deliverable: The deliverable for Stage III is the small-scale demonstration of a reproducible and robust process that will [************************************************************.]

If deliverable is met on schedule, then proceed to next stage of proposal. If deliverable is not met on schedule, then Auxilium will review available information and determine whether to proceed to next stage or terminate the project.

Critical Decision Point: If the demonstration of a robust and reproducible process that [****************************************************************************************** ***********************************************************************,] then the program will proceed to next stage of the proposal. If the productivities obtained by the end of Stage III do not meet the deliverable or do not

Confidential Document	6	June 28, 2005

reach the objectives of commercially viable scale, then Auxilium may instruct Cobra to proceed with the current productivities for the cGMP Engineering Run and/or implement a 3-month process development program immediately after Decision Point considerations. Cobra will then outline exactly what the next steps for a 3-month process development program and detail probability of success and will implement the program after approval by Auxilium.

Subtotal	[$*************]

Stage IV – [****] cGMP Engineering Run

The fermentation and purification processes will be demonstrated by executing a full scale [****] Engineering Run, the aim being to [************************] drug substance for lyophilization. All materials will be tested to the agreed specification. The Engineering Run will be performed to a cGMP BMR. Material produced from this batch will be made available to the customer for potential finished product processing.

Work to be Completed:

•	[****] cGMP Engineering run

•	[************************]

•	QC Clearance of bulk material

•	cGMP summary report for production of drug substance

•	QC analysis of lyophilized material (drug product)

•	Summary report for QC release of drug product

•	QP release

Subtotal	[$*************]

Key Deliverable: The deliverable for Stage IV is proof of full scale manufacturing process as evidenced by production of [*************] that meets preliminary/tentative specifications and was produced from the developed manufacturing process under cGMP conditions [*************.]

Decision Point: Proceed with cGMP manufacture(s).

If the target deliverable is met on schedule, then proceed to the next stage of the proposal. If deliverable is not met on schedule, then Auxilium will review available information and determine whether to proceed to next stage or terminate project.

Assumption of Risk: Cobra will accept responsibility for a failure due to a cGMP requirement of the Engineering Run. Auxilium will accept responsibility for a technical failure of the Engineering Run since time restraints prohibited a full scale practice engineering run prior to cGMP.

Confidential Document	7	June 28, 2005

Stage V – [***] cGMP Manufacture

Work to be Completed:

•	cGMP reproducibility runs (minimum of [**] further cGMP process runs)

•	QC analysis of intermediates and clearance of drug substance (bulk)

•	QA review and provision of cGMP summary reports

•	Work completed by [*************]

Subtotal	[$*************]

•	QC analysis of lyophilized Drug Product [(*************)]

•	QP release of Drug Product [(*************)]

Subtotal	[$*************]

Assumption of Risk by Cobra: Cobra will accept responsibility for any failed cGMP runs.

Total	$3,315,000

This quotation is valid until July 15, 2005.

Notes:

1.	The costs of consumables have not been included in the above quotation and will be billed directly to the customer without additional charge. Estimates are provided below, but cannot be confirmed until the final process is determined [(*************).]

Fermentation
Stage 1	[$*************]
Stage 2	[$*************]
Stage 3	[$*************]
Stage 4	[$*************]
Stage 5	[$*************]

DSP
Stage 2	[$*************]
Stage 3	[$*************]
Stage 4	[$*************]
Stage 5	[$*************]

Other QA and Subcontract
Whole Program	[$*************]

Confidential Document	8	June 28, 2005

2.	This proposal does not include formulation development, fill/finish or lyophilization of final product.

3.	This proposal does not include Process Validation.

4.	All subcontract prices are estimates and are not binding (below). Subcontracted work will be invoiced separately from the Cobra work program with an additional 10% charge for coordination. Cobra will notify Auxilium prior to any work being subcontracted.

•	[*************]

•	[*************]

•	[*************]

5.	Cobra will take responsibility for shipment. The price of shipment of bulk, dosage forms and samples and insurance thereof is excluded from this contract. Shipping will be arranged in consultation with the customer and will be billed directly to the customer [(*************)**********************************************************************].

6.	Prior to any information being disclosed in the form of a Press Release written approval must be obtained from the other party.

7.	In order to comply with cGMP regulations; a separate technical agreement between Cobra and Auxilium must be in place before cGMP manufacture is initiated. A proforma template can be supplied by Cobra on request.

8.	It is estimated that the cost of the additional process validation studies may range from [$*************] depending on the scope of studies required for this orphan drug by the FDA. A final price will be determined as soon as possible or after meeting with the FDA.

9.	All other terms and conditions of the Research and Development Agreement (“the Agreement”) having an effective date of September 15, 2004 are incorporated by reference as if fully set forth herein; provided, however, that the parties specifically agree that Cobra shall not be entitled to terminate the Agreement pursuant to Section 10.1 of the Agreement with respect to the Services set forth in this Exhibit 9.

10.

For Work performed by Cobra regarding Stages I, II, and III this Proposal will be governed by the Terms and Conditions of the Research and Development Agreement executed between Cobra and Auxilium, dated [*************.] To the extent that Cobra and Auxilium proceed to Stages IV and V of this Proposal, the Cobra Services shall be subject to a final agreement to be negotiated between the parties regarding contract manufacturing and clinical supply (“Final Contract Manufacturing and Clinical Supply Agreement”). The Final Contract

Confidential Document	9	June 28, 2005

Manufacturing and Clinical Supply Agreement shall include, but not be limited to criteria and standards governing scale up and production, cGMP compliance, including validation, testing, batch release and other quality assurance, technical and regulatory requirements designated by Auxilium.

How to Proceed

Please return a signed copy of the contract with your formal Purchase Order to Cobra Biomanufacturing.

[*************

*************

*************

*************

*************

*************

*************]

When timing is critical a faxed version is acceptable, but an original must be signed and returned within fourteen days. Upon receipt Cobra will notify the client of acceptance within 72 hours.

Confidential Document	10	June 28, 2005

Auxilium Pharmaceuticals, Inc.

40 Valley Stream Parkway

Malvern, PA 19401

USA

June 28, 2005

Contract O630

Process Development and cGMP Manufacture of Phase III CTM

Total for Cobra Work Program:	$3,315,000

Terms of Payment

The following payment terms will apply upon signing of Proposal O630 by both Cobra and Auxilium:

Purchase orders for each Stage of this proposal shall be issued by Auxilium upon approval to commence the work outlined in the corresponding stage. Upon Auxilium approval to initiate a Stage and receipt of the corresponding Purchase Order from Auxilium, Cobra shall issue an invoice for [*************] of the total Stage cost, in the case of Stage I and II, [***********] of the total Stage cost, in the case of Stages III, IV and V. The remaining balance of each Stage’s total cost shall be invoiced appropriately by Cobra on a monthly basis against work completed. However, the final [******] of each Stage’s total cost shall not be invoiced and become due until the delivery by Cobra and acceptance by Auxilium of Technical Report and/or the Certificate of Analysis by Auxilium’s QA Department for the respective Stage.

For Auxilium Pharmaceuticals, Inc.		For Cobra Biologics Ltd.

Accepted by:	Gerri Henwood	David R. Thatcher, Chief Executive

Title:	CEO	Signature:	/s/ David R. Thatcher

Signature:	/s/ Gerri Henwood	Date:	July 27, 2005

Date:	July 27, 2005

Confidential Document	11	June 28, 2005

Down Payment Invoice Scheme:

Upon signing of this proposal by both parties, Auxilium to issue Purchase Order for Stages I and II of the program.

[*************]

[*************]

Cobra to invoice Auxilium for [*************] of total Stage cost.

Stages I and II Down Payment= [$*************]

Upon approval by Auxilium to commence subsequent Stages, Auxilium to issue Purchase Order for approved Stage and Cobra to invoice [***] of total Stage cost.

Stage III = $[******]	Down Payment= [$*************]
Stage IV = $[******]	Down Payment= [$*************]
Stage V = $[******]	Down Payment= [$*************]

Confidential Document	12	June 28, 2005